KRAMER LEVIN NAFTALIS & FRANKEL LLP

919 THIRD AVENUE

NEW YORK, N.Y.  10022  3852

TEL (212) 715-9100 FAX (212) 715-8000	47, AVENUE HOCHE 75008 PARIS FRANCE

October 28, 2002

Industry Leaders Fund

104 Summit Avenue, Box 80

Summit, New Jersey  07902-0080

Re:

The Industry Leaders Fund (the “Trust”),
Registration No. 811-08989;
File No.: 333-62893;
Post-Effective Amendment No. 7/Amendment No. 9

to Registration Statement on Form N-1A

Ladies and Gentlemen:

We hereby consent to the reference to our firm as counsel in this Post-Effective Amendment No. 7/Amendment No. 9 to the Trust’s Registration Statement on Form N-1A.

Very truly yours,

/s/ Kramer Levin Naftalis & Frankel LLP

KL2:2046950.1